Exhibits

Exhibit 23.7

Consent of Independent Public Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-7410, 333-7412, 333-11022, 333-13384, 333-102183 and 333-97935) of Royal Dutch Petroleum Company and The “Shell” Transport and Trading Company, Public Limited Company of our report dated May 22, 2004, relating to the Netherlands GAAP Financial Statements of the Royal Dutch/Shell Group of Companies which is included in this 2003 Annual Report on Form 20-F.

/s/ KPMG Accountants N.V.

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KPMG Accountants N.V.

The Hague

/s/ PricewaterhouseCoopers LLP

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PricewaterhouseCoopers LLP

London

June 25, 2004

Royal Dutch/Shell Group of Companies E 9